FOR IMMEDIATE RELEASE:



             SOLOMON-PAGE ANNOUNCES INTENTION TO REPURCHASE STOCK


      NEW YORK, NEW YORK, September 14, 1998 -- THE SOLOMON-PAGE GROUP, LTD. (NASDAQ: SOLP) announced today that its Board of Directors had authorized the repurchase of up to 1,000,000 shares of its common stock. Purchases will be made from time to time on the Nasdaq Small Cap Market or otherwise at prevailing market prices and may be made in privately negotiated transactions. There are 5,152,282 common shares currently outstanding.